SEVENTH AMENDED AND RESTATED BYLAWS
OF
CASEY'S GENERAL STORES, INC.

ARTICLE I

OFFICES

The principal office of Casey’s General Stores, Inc. (the “Corporation”) in the State of Iowa shall be located in the County of Polk, State of Iowa. The Corporation may have such other offices, either within or without the State of Iowa, as the Board of Directors of the Corporation (the “Board”) may designate or as the business of the Corporation may require from time to time.

The registered office of the Corporation required by the Iowa Business Corporation Act (the “Act”) to be maintained in the State of Iowa may be, but need not be, identical with the principal office in the State of Iowa, and the address of the registered office may be changed from time to time by the Board in accordance with the Act.

ARTICLE II

SHAREHOLDERS

Section 1.    Annual Meeting. (a) The annual meeting of the shareholders shall be held on the first Wednesday in September in each year at the hour of 9:00 A.M. or on such other date or at such other time as a majority of the Board may establish for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, and a different day is not designated by the Board, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or any adjournment thereof, the Board shall cause the election to be held at a meeting of the shareholders as soon thereafter as conveniently may be. Any previously scheduled annual meeting of the shareholders may be postponed by action of the Board taken prior to the time previously scheduled for such annual meeting of shareholders.

    (b)    At an annual meeting of shareholders, only such business (other than nominations of directors, which must be made in compliance with, and shall be exclusively governed by, Article III, Section 3 and Article III, Section 4, as applicable, of these Bylaws) shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation's notice of the meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the Corporation who is a shareholder of record at the time of giving of the notice provided for in this Bylaw and at the time of the annual meeting, who shall be entitled to vote at such meeting and who shall have complied with the notice procedures set forth in this Bylaw; clause (iii) shall be the exclusive means for a shareholder to submit such business (other than matters properly brought under Rule 14a-8 and Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, and included in the Corporation's notice of meeting) before an annual meeting of shareholders.

    (c)    For any such business to be properly brought before an annual meeting by a shareholder pursuant to Section (b)(iii) of this Bylaw, notice in writing must be delivered or mailed to the Secretary and received at the principal executive offices of the Corporation, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be received not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such advanced or delayed annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of the annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business to be brought before the annual meeting and the reasons for conducting such business at such meeting, and the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Articles of Incorporation (the "Restated Articles") or Bylaws of the Corporation, the text of the proposed amendment); (ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, and any affiliate or associate (each within the current meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such shareholder or beneficial owner, and any person with whom such shareholder or beneficial owner (or any of their respective affiliates or associates) is "acting in concert" (as defined below) (A) the name and address, as they appear on the Corporation's books, of such shareholder of record, (B) the class or series and number of shares of the Corporation's stock which are, directly or indirectly, owned beneficially and of record, by such shareholder and such beneficial owner, (C) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a "Derivative Instrument") directly or indirectly owned beneficially by such shareholder or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (D) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or beneficial owner has a right to vote any shares of any security of the Corporation, (E) any short interest of such shareholder or beneficial owner in any security of the Corporation (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (F) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder or beneficial owner that are separated or separable from the underlying shares of the Corporation, (G) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (H) any performance-related fees (other than an asset-based fee) that such shareholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder's or beneficial owner's immediate family sharing the same household, and (I) any other information relating to such shareholder and beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (iii) any material interest of the shareholder, and of the beneficial owner, if any, on whose behalf the proposal is made, in such business; (iv) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by the shareholder; (v) a representation that the shareholder is a holder of record of stock of the Corporation, entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such business; and (vi) a representation as to whether the shareholder or the beneficial owner, if any, intends, or is or intends to be part of a group that intends, (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies from shareholders in support of such proposal. For purposes of these Bylaws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(b) of the Exchange Act, and the meaning of the term "group" shall be the same as the meaning ascribed to such term under Section 13(d)(3) of the Exchange Act.

For purposes of these Bylaws, a person shall be deemed to be "acting in concert" with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (1) each person is conscious of the other person's conduct or intent and this awareness is an element in their decision-making processes and (2) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be acting in concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person acting in concert with another person shall be deemed to be acting in concert with any third party who is also acting in concert with such other person.

    (d)    A shareholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to subsections (c)(ii)(A) through (I) of this Bylaw shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

    (e)    Notwithstanding anything in these Bylaws to the contrary, no business (other than nominations of directors, which must be made in compliance with, and shall be exclusively governed by, Article III, Section 3 and Article III, Section 4, as applicable, of these Bylaws) shall be conducted at an annual meeting except in accordance with the procedures set forth in this Bylaw. The chair of the meeting may, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with the provisions of this Bylaw; and if the chair should so determine, the chair shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Article II, Section 1, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder (including, where applicable, Rule 14a-19 thereunder) with respect to the matters set forth in this Bylaw; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to be considered pursuant to paragraph (b)(iii) of this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act. The provisions of this Article II, Section 1 shall also govern what constitutes timely notice for purposes of Rule 14a-4(c) of the Exchange Act.

Section 2.    Special Meetings. (a) Special meetings of the shareholders for any purpose or purposes may be called only (i) by the Chair of the Board of Directors (the “Board Chair”), (ii) by the Board of Directors, pursuant to a resolution approved by a majority of the entire Board of Directors, or (iii) by the Secretary of the Corporation, following his or her receipt of one or more written demands to call a special meeting of the shareholders in accordance with, and subject to, this Section 2 from shareholders of record as of the record date fixed in accordance with Section 2(d) who hold, in the aggregate, at least fifty percent of the voting power of the outstanding shares of the Corporation (the “Requisite Percentage”). The notice of a special meeting shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice. Except in accordance with this Section 2, shareholders shall not be permitted to propose business to be brought before a special meeting of the shareholders.

(b)    No shareholder may demand that the Secretary of the Corporation call a special meeting of the shareholders pursuant to Section 2(a) unless a shareholder of record has first submitted a request in writing that the Board of Directors fix a record date for the purpose of determining the shareholders entitled to demand that the Secretary of the Corporation call such special meeting, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation.

(c)    To be in proper form for purposes of this Section 2, a request by a shareholder for the Board of Directors to fix a record date shall set forth:

(i)    As to each Requesting Person (as defined below), the information required to be provided under clause (ii)(A) through (I) of Article II, Section 1(c) of these Bylaws in a shareholder’s notice of business to be brought before an annual meeting of shareholders; and

(ii)    As to the purpose or purposes of the special meeting, (A) a reasonably brief description of the purpose or purposes of the special meeting and the business proposed to be conducted at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Requesting Person, and (B) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Requesting Persons or (y) between or among any Requesting Person and any other person or entity (including their names) in connection with the request for the special meeting or the business proposed to be conducted at the special meeting.

For purposes of this Section 2(c), the term "Requesting Person" shall mean (i) the shareholder making the request to fix a record date for the purpose of determining the shareholders entitled to demand that the Secretary call a special meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, and (iii) any affiliate or associate (each within the current meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such shareholder or beneficial owner, and any other person with whom such shareholder or beneficial owner (or any of their respective affiliates or associates) is acting in concert.

(d)    Within ten (10) days after receipt of a request to fix a record date in proper form and otherwise in compliance with this Section 2 from any shareholder of record, the Board of

Directors may adopt a resolution fixing a record date for the purpose of determining the shareholders entitled to demand that the Secretary of the Corporation call a special meeting, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no resolution fixing a record date has been adopted by the Board of Directors within the ten (10) day period after the date on which such a request to fix a record date was received, the record date in respect thereof shall be deemed to be the twentieth (20th) day after the date on which such a request is received. Notwithstanding anything in this Section 2 to the contrary, no record date shall be fixed if the Board of Directors determines that the demand or demands that would otherwise be submitted following such record date could not comply with the requirements set forth in clauses (ii), (iv), (v) or (vi) of Section 2(f).

(e)    Without qualification, a special meeting of the shareholders shall not be called pursuant to Section 2(a) unless shareholders of record as of the record date fixed in accordance with Section 2(d) who hold the Requisite Percentage timely provide one or more demands to call such special meeting in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation. Only shareholders of record on the record date shall be entitled to demand that the Secretary of the Corporation call a special meeting of the shareholders pursuant to Section 2 (a). To be timely, a shareholder's demand to call a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the sixtieth (60th) day following the record date fixed in accordance with Section 2(d). To be in proper form for purposes of this Section 2, a demand to call a special meeting shall set forth (i) the business proposed to be conducted at the special meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (iii) with respect to any shareholder or shareholders submitting a demand to call a special meeting, the information required to be provided pursuant to this Section 2 of a Requesting Person. A shareholder may revoke a demand to call a special meeting by written revocation delivered to the Secretary at any time prior to the special meeting. If any such revocation(s) are received by the Secretary after the Secretary's receipt of written demands from the holders of the Requisite Percentage of shareholders, and as a result of such revocation(s), there no longer are unrevoked demands from the Requisite Percentage of shareholders to call a special meeting, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.

(f)    The Secretary shall not accept, and shall consider ineffective, a written demand from a shareholder to call a special meeting (i) that does not comply with this Section 2, (ii) that relates to an item of business to be transacted at such meeting that is not a proper subject for shareholder action under applicable law, (iii) that includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the record date (the "Current Record Date") to determine the shareholders entitled to submit such written demand, (iv) that relates to an item of business (other than the election of directors) that is identical or substantially similar to an item of business (a "Similar Item") for which a record date (other than the Current Record Date) was previously fixed and such demand is delivered between the time beginning on the 61st day after such previous record date and ending on the one-year anniversary of such previous record date, (v) if a Similar Item will be submitted for shareholder approval at any shareholder meeting to be held on or before the 90th day after the Secretary receives such demand, or (vi) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of such demand to call a special meeting.

(g)    After receipt of demands in proper form and in accordance with this Section 2 from a shareholder or shareholders holding the Requisite Percentage, the Board of Directors shall duly call, and determine the place, date and time of, a special meeting of shareholders for the purpose or purposes and to conduct the business specified in the demands received by the Corporation. Notwithstanding anything in these Bylaws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at such a special meeting. The record date for such a special meeting shall be fixed in accordance with Article VI, Section 6 of these Bylaws. The Board of Directors shall provide written notice of such special meeting to the shareholders in accordance with Article II, Section 4.

(h)    In connection with a special meeting called in accordance with this Section 2, the shareholder or shareholders who requested that the Board of Directors fix a record date in accordance with this Section 2 or who delivered a demand to call a special meeting to the Secretary shall further update and supplement the information previously provided to the Corporation in connection with such request or demand, if necessary, so that the information provided or required to be provided in such request or demand pursuant to this Section 2 shall be true and correct as of the record date for the special meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the special meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, if practicable (or, if not practicable, the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as often (10) business days prior to the special meeting or any adjournment or postponement thereof).

(i)    Notwithstanding anything in these Bylaws to the contrary, the Secretary shall not be required to call a special meeting pursuant to this Section 2 except in accordance with this Section 2. If the Board of Directors shall determine that any request to fix a record date or demand to call and hold a special meeting was not properly made in accordance with this Section 2, or shall determine that the shareholder or shareholders requesting that the Board of Directors fix such record date or submitting a demand to call the special meeting have not otherwise complied with this Section 2, then the Board of Directors shall not be required to fix a record date or to call and hold the special meeting. In addition to the requirements of this Section 2, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a record date or demand to call a special meeting.

Section 3.    Place of Meeting. The Board may designate any place, either within or without the State of Iowa, or by means of remote communication, as the place of meeting for any annual meeting or for any special meeting called by the Board. If no designation is made, the place of meeting shall be the principal office of the Corporation in the State of Iowa.

Section 4.    Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of the shareholders, whether annual or special, shall be given, either by personal delivery, mail, or by electronic means, not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to notice of the meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage pre-paid, directed to the shareholder at such shareholder's address as it appears on the records of the Corporation. Each such notice shall state the place, date and time of the meeting, and means of remote communication, if any, and the purpose or purposes for which the meeting is called. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice to such shareholder, or who shall sign a written waiver of notice thereof, whether before or after such meeting. Notice of adjournment of a meeting of shareholders need not be given if the new date, time and place to which the meeting is adjourned are announced at such meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed under Section 6 of Article VI of these Bylaws or the Act, however, notice of the adjourned meeting shall be given under this Section to persons who are shareholders as of the new record date.

Section 5.    Voting Lists. The officers or agent having charge of the transfer books for shares of the Corporation shall make, for each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, the shareholders' list shall be kept on file at the registered office of the Corporation and shall be subject to inspection and copying, under the terms set forth in the Act and at the person's expense, by any shareholder, or a shareholder's agent or attorney, during regular business hours. The list furnished to the Corporation by its stock transfer agent shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

Section 6.    Quorum. Except as otherwise provided by law or by the Restated Articles, the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote generally, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders.

Section 7.    Adjournments. The chair of the meeting or the holders of a majority of the votes entitled to be cast by the shareholders who are present in person or represented by proxy may adjourn the meeting from time to time, whether or not a quorum is present. If less than a majority of the outstanding shares are represented at a meeting, the chair of the meeting or the holders of a majority of the shares so represented, either in person or by proxy, may adjourn the meeting to another place (if any, or the means of remote communication, if any), date or time without further notice other than announcement at the meeting; provided, however, that if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given as required in Section 4 of this Article II. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 8.    Order and Notice of Business. At each meeting of the shareholders, the Board Chair or, in the absence of the Board Chair, such person as shall be selected by the Board, shall act as chair of the meeting. The order of business at each such meeting shall be as determined by the chair of the meeting. The chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.

Section 9.     Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact, or as otherwise may be authorized under the Act. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 10.    Voting of Shares. (a) Unless otherwise provided by law or by the Restated Articles, each shareholder of record of the Common Stock of the Corporation shall be entitled at each meeting of shareholders to one vote for each share of such stock, in each case, registered in such shareholder's name on the books of the Corporation (i) on the date fixed pursuant to Section 6 of Article VI of these Bylaws as the record date for the determination of shareholders entitled to notice of and to vote at such meeting or (ii) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b)     Shareholders do not have the right to cumulate their votes for directors unless the Restated Articles so provide. If a quorum exists, action on a matter, other than the election of directors, by the shareholders is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Restated Articles or the Iowa Business Corporation Act require a greater number of affirmative votes.

(c)     Unless required by law or determined by the chair of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot. In the case of a vote by written ballot, each ballot shall be signed by the shareholder voting, or by such shareholder's proxy, and shall state the number of shares voted.

Section 11.    Voting of Shares by Certain Holders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by the receiver without the transfer thereof into his or her name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Shares of its own stock belonging to this Corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

Section 12.    Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of not less than ninety percent in amount of all the issued and outstanding shares of the entire capital stock of the Corporation entitled to vote with respect to the subject matter thereof at such a meeting and are delivered to the Secretary of the Corporation for inclusion in the minutes or filing with the corporate records. A written consent shall bear the date of signature of each shareholder who signs the consent and no written consent shall be effective to take the corporate action referred to in the consent unless, within sixty days of the earliest dated consent delivered in the manner required by this Section to the Corporation, written consents signed by a sufficient number of holders to take the action are delivered to the Corporation.

Section 13.    Inspectors. At any meeting of shareholders, the chair of the meeting shall appoint one or more persons, who need not be shareholders of the Corporation, as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and perform such other duties as shall be specified by the chair of the meeting. Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

ARTICLE III

BOARD OF DIRECTORS
Section 1.    Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, by the Restated Articles, by the rules of any stock exchange on which the Corporation’s securities are listed or by these Bylaws directed or required to be exercised or done by the shareholders.

Section 2.    Tenure and Qualifications. Directors elected or appointed to the Board of Directors before January 1, 2019 shall be divided into classes and shall hold office for a term as set forth in Article IX of the Restated Articles. Directors elected or appointed to the Board of Directors on or after January 1, 2019, shall be elected or appointed to serve for a term as set forth in Article IX of the Restated Articles. Vacancies in the Board of Directors or new directorships created by an increase in the number of directors shall be filled by election by a majority of the remaining members of the Board, though less than a quorum, and the person filling such vacancy or newly-created directorship shall serve until the next annual shareholders' meeting following their election and until their successor is elected and qualified. The directors need not be residents of the State of Iowa or shareholders of the Corporation.

    Section 3.    Nominations of Directors. (a) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors may be made at a meeting of shareholders (i) by or at the direction of the Board of Directors, upon the recommendation of the Nominating Committee of the Board of Directors, (ii) by any shareholder of the Corporation who is a shareholder of record at the time of giving of the notice provided for in this Bylaw and at the time of the annual meeting, who shall be entitled to vote for the election of Directors at the meeting and who complies with the notice procedures set forth in this Bylaw, or (iii) by any shareholder (or group of shareholders) of the Corporation who meets the requirements of and complies with all of the procedures set forth in Section 4 of this Article III; clauses (ii) and (iii) shall be the exclusive means for a shareholder to make nominations of persons for election to the Board of Directors at an annual meeting of shareholders.

    To be eligible to be a nominee for election or reelection as a director of the Corporation, the prospective nominee nominated by a shareholder pursuant to Section 3(a)(ii) of this Article III, or someone acting on such prospective nominee's behalf, must deliver (in accordance with any applicable time periods prescribed for delivery of notice under this Bylaw) to the Secretary at the principal executive office of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request). The prospective nominee must also provide a written representation and agreement, in the form provided by the Secretary upon written request, that such prospective nominee (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such prospective nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the Corporation, or (2) any Voting Commitment that could limit or interfere with such prospective nominee's ability to comply, if elected as a director of the Corporation, with such prospective nominee's fiduciary duties under applicable law, or (3) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and (B) would be in compliance if elected as a director of the Corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

    (b)    Any nominations by shareholders pursuant to Section 3(a)(ii) of this Article III shall be made pursuant to notice in writing, delivered or mailed to the Secretary and received at the principal executive office of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of the meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a Director, (A) all information relating to such person that would be required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act (including such person's written consent to being named as a nominee and to serving as a Director if elected) and (B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, on whose behalf the nomination is being made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the "registrant" for purposes of such rule and the nominee were a director or executive officer of such registrant; (ii) as to the shareholder giving the notice and the beneficial owner on whose behalf the nomination is made, and any affiliate or associate (each within the current meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such shareholder or beneficial owner, and any person with whom such shareholder or beneficial owner (or any of their respective affiliates or associates) is acting in concert (A) the name and address, as they appear on the Corporation's books, of such shareholder of record, (B) the class or series and number of shares of the Corporation's stock which are, directly or indirectly, owned beneficially and of record, by such shareholder and such beneficial owner, (C) any Derivative Instrument directly or indirectly owned beneficially by such shareholder or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (D) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or beneficial owner has a right to vote any shares of any security of the Corporation, (E) any short interest of such shareholder or beneficial owner in any security of the Corporation (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (F) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder or beneficial owner that are separated or separable from the underlying shares of the Corporation, (G) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (H) any performance-related fees (other than an asset-based fee) that such shareholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder's or beneficial owner's immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (I) any other information relating to such shareholder and beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder (including , where applicable, Rule 14a-19 thereunder); (iii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and (iv) a representation as to whether the shareholder or the beneficial owner, if any, intends, or is or intends to be part of a group that intends, (A) to deliver a proxy statement and form of proxy to holders of at least sixty-seven percent (67%) of the Corporation's outstanding capital stock eligible to vote on the election of directors and/or (B) to solicit proxies in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary that information required to be set forth in a shareholder's notice of nomination to be considered pursuant to Section 3(a)(ii) of this Article III which pertains to the nominee. The Corporation may require any such proposed nominee to furnish such other information as may reasonably be required by the Corporation. Such additional information shall be provided within ten (10) calendar days after it has been requested by the Board of Directors. The Board of Directors may require any proposed nominee to submit to interviews with the Board of Directors or any committee thereof, and such proposed nominee shall make himself or herself available for any such interviews with the Board of Directors within no less than ten (10) business days following the date of such request. In addition, to be considered timely and compliant, a shareholder or beneficial owner’s notice involving a nomination of directors shall also further be updated and supplemented in accordance with Article II, Section 1(d) of these Bylaws. Any shareholder or beneficial owner giving notice to the Corporation regarding a nomination of directors shall deliver to the Corporation no later than five (5) business days prior to the date of the meeting or, if practicable, any adjournment, recess, rescheduling or postponement thereof (or, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned, recessed, rescheduled, or postponed) reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act. For the avoidance of doubt, if any shareholder or beneficial owner (i) provides notice pursuant to this Section 3(a)(ii) and (ii) subsequently (A) notifies the Corporation that such shareholder or beneficial owner no longer intends to solicit proxies in accordance with Rule 14a-19 of the Exchange Act, (B) fails to comply with the requirements of Rule 14a-19 of the Exchange Act or (C) fails to provide reasonable evidence sufficient to satisfy the Corporation that such requirements have been met, then such shareholder’s nomination(s) shall be deemed null and void and the Corporation shall disregard any proxies or votes solicited for any director nominee proposed by such shareholder. If the shareholder giving the notice (or a qualified representative thereof) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

    (c)    No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in these Bylaws. Except as otherwise provided by law, the Restated Articles or these Bylaws, the chair of the meeting may, if the facts warrant, determine that a nomination pursuant to Section 3(a)(ii) of this Article III was not made in accordance with the procedures prescribed in this Bylaw; and if the chair should so determine, the chair shall so declare to the meeting, and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 3, a nomination pursuant to Section 3(a)(ii) of this Article III shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder (including, where applicable, Rule 14a-19 thereunder) with respect to the matters set forth in this Bylaw; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations to be considered pursuant to Section 3(a)(ii) of this Bylaw.

Section 4.    Proxy Access for Director Nominations Included in the Corporation’s Proxy Materials.
(a)     Inclusion of Nominee in Proxy Statement. Subject to the provisions of this Section 4, if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any annual meeting of shareholders at which directors are to be elected, the name of (which shall also be included on the Corporation’s form of proxy and ballot), and the Required Information (as defined below) relating to, any person nominated for election to the Board of Directors by any Eligible Holder (as defined below) or group of up to 20 Eligible Holders (as determined pursuant to Section 4(c)) that, in the case of each of the nominee and the Eligible Holder(s), has (individually and collectively, in the case of a group of Eligible Holders) satisfied, as determined by the Board of Directors or its designee, acting in good faith, all applicable conditions and complied with all applicable procedures and other requirements set forth in this Section 4 (any such nominee, a “Nominee”, and any such Eligible Holder or group of Eligible Holders, including each member thereof to the extent the context requires, a “Nominating Shareholder”). The “Required Information” shall consist of the following:
(i)disclosure about the Nominee and the Nominating Shareholder required under the rules of the SEC or other applicable law, including the applicable requirements of the Exchange Act and the rules and regulations thereunder, or the rules or regulations of any stock exchange on which the Corporation’s securities are traded, to be included in the proxy statement;
(ii)any statement included by the Nominating Shareholder in the Nomination Notice for inclusion in the proxy statement in support of the Nominee’s election to the Board of Directors (subject, without limitation, to Section 4(e)), if such statement does not exceed 500 words; and
(iii)any other information that the Corporation or the Board of Directors determines, in their discretion, to include in the proxy statement relating to the nomination of the Nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided pursuant to this Section.
(a)Maximum Number of Nominees.
(i)The Corporation shall not be required to include in its proxy statement for an annual meeting of shareholders at which directors are to be elected more Nominees than that number of directors constituting 20% of the total number of directors of the Corporation on the last day on which a Nomination Notice may be submitted for such annual meeting pursuant to this Section 4 (rounded down to the nearest whole number, but not less than two) (the

“Maximum Number”). The “total number of directors of the Corporation” shall be the number of authorized seats of the Board of Directors, including vacancies. The Maximum Number for a particular annual meeting shall be reduced by: (1) the number of Nominees for such annual meeting who are subsequently withdrawn or that the Board of Directors itself decides to nominate for election at such annual meeting and (2) the number of incumbent directors who had been Nominees with respect to any of the preceding two annual meetings of shareholders at which directors were elected. In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline set forth in Section 4(d) below for submission of a Nomination Notice but before the date of the annual meeting, and the Board of Directors decides to reduce the size of the board in connection therewith, the Maximum Number for such annual meeting shall be calculated based on the total number of directors of the Corporation as so reduced.
(ii)Any Nominating Shareholder submitting more than one Nominee pursuant to this Section 4 for any annual meeting of shareholders shall rank its Nominees based on the order that such Nominating Shareholder desires such Nominees to be selected for inclusion in the Corporation’s proxy statement in the event that the total number of Nominees submitted by all Nominating Shareholders pursuant to this Section 4 exceeds the Maximum Number. In the event that the total number of Nominees submitted by all Nominating Shareholders pursuant to this Section 4 for any annual meeting exceeds the Maximum Number for such annual meeting, the highest ranking Nominee from each Nominating Shareholder will be selected for inclusion in the Corporation’s proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Nominating Shareholder’s Nomination Notice, with the process repeated as many times as necessary, following the same order each time, if the Maximum Number is not reached after one Nominee has been selected from each Nominating Shareholder. If, after the deadline for submitting a Nomination Notice as set forth in Section 4(d), a Nominating Shareholder becomes ineligible or withdraws its nomination or a Nominee becomes unwilling to serve on the Board of Directors, whether before or after the mailing of the definitive proxy statement, then the nomination shall be disregarded, and the Corporation: (A) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Nominee or any successor or replacement nominee proposed by the Nominating Shareholder or by any other Nominating Shareholder and (B) may otherwise communicate to its shareholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Nominee will not be included as a Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.
(b)Eligibility of Nominating Shareholder.
(i)An “Eligible Holder” is a person who has either (A) been a record holder of the shares of Common Stock used to satisfy the eligibility requirements in this Section 4(c) continuously for the three-year period specified in Subsection (ii) below or (B) provides to the Secretary of the Corporation, within the time period referred to in Section 4(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board of Directors or its designee, acting in good faith, determines would be deemed acceptable for purposes of a shareholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule).
(ii)An Eligible Holder or group of up to 20 Eligible Holders (as determined pursuant to this Section 4(c)) may submit a nomination in accordance with this Section 4 only if the person or group has continuously owned the Minimum Number (as defined below) throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own the Minimum Number through the date of the annual meeting. For purposes of satisfying the ownership requirements of this Section 4(c), two or more funds (i) under common management and investment control, (ii) under common management and funded primarily by a single employer or (iii) a “group of investment companies,” as such term is defined in Section 14(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, (such funds together under each of (i), (ii) and (iii) comprising a “Qualifying Fund”) shall be treated as one Eligible Holder if such Eligible Holder shall provide together with the Nomination Notice documentation reasonably satisfactory to the Corporation. In the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Nominating Shareholder that are set forth in this Section 4 shall apply to each member of such group; provided, however, that, for purposes of determining whether the group owns the Minimum Number, the ownership of the group shall be aggregated. Should any shareholder withdraw from a group of Eligible Holders at any time prior to the annual meeting of shareholders, the group of Eligible Holders shall thereafter only be deemed to own the shares held by the remaining members of the group.
(iii)The “Minimum Number” means shares of Common Stock constituting at least 3% of the number of outstanding shares of Common Stock as of the most recent date for which such amount is given in any filing by the Corporation with the SEC prior to the submission of the Nomination Notice.
(iv)For purposes of this Section 4, an Eligible Holder “owns” only those outstanding shares of the Corporation as to which the Eligible Holder possesses both: (A) the full voting and investment rights pertaining to the shares; and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares: (1) sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed (including any short sale), (2) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Holder or any of its affiliates. An Eligible Holder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares provided that the Eligible Holder has the power to recall such loaned shares on five business days’ notice and has recalled such loaned shares as of the date of the Nomination Notice and holds such shares through the date of the annual meeting. For purposes of this Section 4, the terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board of Directors. The terms “affiliate” or “affiliates” shall have the meanings ascribed thereto under the General Rules and Regulations under the Exchange Act.
(v)No person shall be permitted to be in more than one group constituting a Nominating Shareholder, and no single shareholder constituting a Nominating Shareholder may be a member of any group constituting a Nominating Shareholder. If any person appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Nomination Notice.
(c)Nomination Notice. To nominate a Nominee pursuant to this Section 4, a Nominating Shareholder must, not less than 120 days nor more than 150 days prior to the first anniversary of the date that the Corporation mailed its proxy statement for the prior year’s annual meeting of shareholders, deliver to the Secretary of the Corporation at the principal executive office of the Corporation all of the following information and documents (collectively, the “Nomination Notice”); provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting is more than 30 days before or more than 60 after the anniversary of the prior year’s annual meeting, the Nomination Notice must be delivered to the Secretary of the Corporation in the manner provided herein not less than 120 days nor more than 150 days prior to the current year’s annual meeting or not later than the tenth day following the date on which the Corporation first publicly announced or disclosed the date of the applicable annual meeting:
(i)A copy of the Schedule 14N (or any successor form) relating to the Nominee that has been completed and filed with the SEC by the Nominating Shareholder, as applicable, in accordance with SEC rules;
(ii)A written notice of the nomination of such Nominee that includes the following additional information, agreements and representations by the Nominating Shareholder (including each group member):
(A)the information, representations and agreements required with respect to the nomination of directors pursuant to Section 3 of this Article III;
(B)the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;
(C)a representation that the Nominating Shareholder acquired its securities of the Corporation in the ordinary course of business and did not acquire, and is not holding, securities of the Corporation for the purpose or with the intent of influencing or changing control of the Corporation;
(D)a representation that the Nominee’s candidacy or, if elected, Board of Directors membership would not violate applicable state or federal law or the rules or regulations of any stock exchange on which the Corporation’s securities are traded;
(E)a representation that the Nominee:
(1)does not have any direct or indirect relationship with the Corporation and otherwise qualifies as independent under the rules and regulations of the SEC and the primary stock exchange on which the Corporation’s securities are traded and under any other publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors;
(2)meets the audit committee independence requirements under the rules and regulations of any stock exchange on which the Corporation’s securities are traded;

(3)is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule);
(4)is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision);
(5)is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D under the Securities Act of 1933, as amended (or any successor rule), or Item 401(f) of Regulation S-K under the Exchange Act (or any successor item), without reference to whether the event is material to an evaluation of the ability or integrity of the Nominee;
(F)a representation that the Nominating Shareholder satisfies the eligibility requirements set forth in Section 4(c) and has provided evidence of ownership to the extent required by Section 4(c)(i);
(G)a representation that the Nominating Shareholder intends to continue to satisfy the eligibility requirements described in Section 4(c) through the date of the annual meeting;
(H)details of any position of the Nominee as an officer or director of any competitor of the Corporation, within the three years preceding the submission of the Nomination Notice;
(I)a representation that the Nominating Shareholder will not engage in, and has not been and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(1) under the Exchange Act (or any successor rules) (without reference to the exception in Section 14a-(1)(2)(iv)) (or any successor rules) in support of the election of any individual as a director at the annual meeting of shareholders or otherwise with respect to the annual meeting of shareholders, other than with respect to the Nominee or any nominee of the Board of Directors;
(J)a representation that the Nominating Shareholder will not use or distribute any form of proxy other than the Corporation’s form of proxy in soliciting shareholders in connection with the election of a Nominee at the annual meeting;
(K)if desired, a statement for inclusion in the Corporation’s proxy statement in support of the Nominee’s election to the Board of Directors and an election to have such statement included in the Corporation’s proxy statement, provided that such statement shall not exceed 500 words and shall fully comply with Section 14(a) of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9 (or any successor rules);
(L)as to any funds purporting to be a Qualifying Fund, an agreement to provide, within five business days after the date of the Nomination Notice, documentation reasonably satisfactory to the Corporation that demonstrates such funds satisfy the requirements of this Section 4 to be a Qualifying Fund;
(M)a representation that the Nominating Shareholder has not nominated and will not otherwise nominate for election to the Board of Directors at the annual meeting of shareholders any person other than the Nominee(s) being nominated pursuant to this Section 4;
(N)in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to the nomination and matters relating to the nomination, including any withdrawal of the nomination;
(iii)An executed agreement, in a form deemed satisfactory by the Board of Directors or its designee, acting in good faith, pursuant to which the Nominating Shareholder (including each group member) agrees:
(A)to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election, including all applicable rules and regulations of any stock exchange on which the Corporation’s securities are traded;
(B)to file any solicitation or other communication with the Corporation’s shareholders relating to the annual meeting, one or more of the Corporation’s directors or director nominees or any Nominee with the SEC, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such solicitation or other communication under any rule or regulation;
(C)to assume all liability stemming from any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Shareholder with the Corporation or its shareholders, in connection with the nomination or election of directors, including, without limitation, any information that such Nominating Shareholder provided to the Corporation;
(D)to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to any nomination submitted by the Nominating Shareholder pursuant to this Section 4;
(E)to provide information in all communications with the Corporation and its shareholders that is or will be true and accurate in all material respects (and will not omit any material fact necessary to make the statements made not misleading);
(F)in the event that any information included in the Nomination Notice, or any other communication by the Nominating Shareholder (including with respect to any group member) or the Nominee with the Corporation, its shareholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), or that the Nominating Shareholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 4(c), to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission, it being understood that providing such notification and such corrected information shall not be deemed to cure any defect or limit the Corporation’s other rights pursuant to this Section 4;
(iv)An executed agreement, in a form deemed satisfactory by the Board of Directors or its designee, acting in good faith, by the Nominee:
(A)to provide to the Corporation promptly, but in any event within five business days of such request, such other information, including completion of director questionnaires, as it may reasonably request;

(B)that the Nominee has read and agrees, if elected, to serve as a member of the Board of Directors, to adhere to the Corporation’s Corporate Governance Guidelines and Code of Business Ethics and Conduct and any other Corporation policies and guidelines applicable to directors; and
(C)that the Nominee is not and will not become a party to (1) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation, (2) any Voting Commitment that has not been disclosed to the Corporation or (3) any Voting Commitment that could limit or interfere with the Nominee’s ability to comply, if elected as a director of the Corporation, with its fiduciary duties under applicable law.
The information and documents required by this Section 4(d) shall be: (i) provided with respect to and executed by each group member, in the case of information applicable to group members; and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Shareholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 4(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation.

(d)Exceptions.
(i)Notwithstanding anything to the contrary contained in this Section 4, the Corporation may omit from its proxy materials any Nominee and any information concerning such Nominee (including a Nominating Shareholder’s statement in support) and the nomination shall be disregarded and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Shareholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Nominee, if:
(A)the Corporation receives a notice for consideration pursuant to Section 3(a)(ii) of this Article III that a shareholder has nominated or intends to nominate a candidate for director at the annual meeting;
(B)the Nominating Shareholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the meeting of shareholders to present the nomination submitted pursuant to this Section 4 or the Nominating Shareholder withdraws its nomination;
(C)the Board of Directors, acting in good faith, determines that such Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with these Bylaws, the Restated Articles or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s securities are traded;
(D)the Nominee was nominated for election to the Board of Directors pursuant to this Section 4 at one of the Corporation’s two preceding annual meetings of shareholders and either withdrew or became ineligible or unavailable for election at the annual meeting or received a vote of less than 25% of the votes cast in favor of such Nominee’s election;

(E)the Nominee is, or has been within the past three years preceding the date the Corporation first mails to the shareholders its notice of meeting that includes the name of the Nominee, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended, of the Corporation, as determined by the Board of Directors, acting in good faith;
(F)the Corporation is notified, or the Board of Directors acting in good faith determines, that (1) a Nominating Shareholder has failed to continue to satisfy the eligibility requirements described in Section 4(c), (2) any of the representations required under this Section 4, or any of the information provided by a Nominating Shareholder or Nominee in respect of such nomination, ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement not misleading), (3) the Nominee becomes unwilling or unable to serve on the Board of Directors or (4) any other violation or breach occurs of the obligations, agreements, representations or undertakings of the Nominating Shareholder or the Nominee under this Section 4;
(ii)Notwithstanding anything to the contrary contained in this Section 4, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Nominee included in the Nomination Notice, if the Board of Directors in good faith determines that:
(A)such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading;
(B)such information directly or indirectly impugns character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or
(C)the inclusion of such information in the proxy statement would otherwise violate the SEC rules or any other applicable law, rule or regulation, including the rules or regulations of any stock exchange on which the Corporation’s securities are traded.
The Corporation may solicit against, and include in its proxy materials its own statements relating to, any Nominating Shareholder or Nominee.
(e)Exclusive Method of Proxy Access. This Section 4 shall be the exclusive method for shareholders (including beneficial owners of stock) to include nominees for director election in the Corporation’s proxy materials.
Section 5.    Regular Meetings. A regular meeting of the Board shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board may provide, by resolution, the time and place, either within or without the State of Iowa, for the holding of additional regular meetings without other notice than such resolution.

Section 6.    Board Chair. At its first regular meeting after the annual meeting of the shareholders, or at such other time as the Board may determine, the Board shall elect a Board Chair from among its members who may, but need not, be the Chief Executive Officer of the Corporation. The Board Chair shall preside at all meetings of the Board and the shareholders, unless the Board otherwise determines, and shall perform such other duties as may be specified in these Bylaws or by resolution of the Board. In the event of an absence of the Board Chair from any meeting of the Board or of the shareholders, the Board may designate another director to preside at such meeting.

Section 7.    Special Meetings. Special meetings of the Board may be called by or at the request of the Chief Executive Officer, the President or any two Directors. The person or persons authorized to call special meetings of the Board may fix any place, either within or without the State of Iowa, as the place for holding any special meeting of the Board called by him, her or them.

Section 8.    Notice. Notice of any special meeting of the Board or committee shall be given at least twenty-four hours previously thereto by telephone or by electronic transmission. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

Section 9.    Quorum. A majority of the number of the duly elected and qualified Directors shall constitute a quorum for the transaction of business; provided, that if less than a majority of such number of Directors are present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section 10.    Manner of Action. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Restated Articles or these Bylaws. Members of the Board or any committee designated by such Board, may participate in a meeting of such Board or committee by conference telephone or similar communications equipment by means of which all persons attending the meeting can hear each other, and participation in the meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 11.    Compensation. The Board, by the affirmative vote of a majority of Directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as Directors, officers or otherwise. By resolution of the Board, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 12.    [Intentionally left blank]

Section 13.    Informal Action by Directors. Unless specifically prohibited by statute, the Restated Articles or these Bylaws, any action required to be taken at a meeting of the Directors, or any other action which may be taken at a meeting of the Directors or of a committee of Directors, may be taken without a meeting if a consent in writing or by electronic transmission, setting forth the action so taken, shall be signed or transmitted by all of the Directors or all of the members of the committee of Directors, as the case may be, entitled to vote with respect to the subject matter thereof, and filed with the minutes of proceedings of the Board or committee, as the case may be. Any such consent signed or electronically transmitted by all the Directors or all the members of such committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State, or issued for any other reason.

Section 14.    Committees of Directors. (a) The Board may, by resolution adopted by a majority of the whole Board (as used herein, the term “whole Board” shall mean the total number of Directors which the Corporation would have if there were no vacancies), designate from among its members one or more committees, each committee to consist of two or more of the Directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

    (b)    The Board shall have an audit committee meeting the independence and experience requirements set forth in Rule 10A-3 under the Exchange Act and in the listing standards of the principal exchange on which the Common Stock of the Corporation is traded, if any, in each case as of the date of these Bylaws, for membership on the audit committee of the Board, including any transition rules that may apply. The audit committee shall establish, and the Board shall authorize and approve, a written audit committee charter in accordance with the rules of the principal exchange on which the Common Stock of the Corporation is traded, if any, as amended from time to time.

    (c)    The Board shall have a compensation committee meeting the independence requirements set forth in the listing standards of the principal exchange on which the Common Stock of the Corporation is traded, if any, as of the date of these Bylaws, for membership on the compensation committee of the Board, including any transition rules that may apply. The compensation committee shall establish, and the Board shall authorize and approve, a written compensation committee charter in accordance with the rules of the principal exchange on which the Common Stock of the Corporation is traded, if any, as amended from to time.

    (d)    The Board shall have a nominating and governance committee meeting the independence requirements set forth in the listing standards of the principal exchange on which the Common Stock of the Corporation is traded, if any, as of the date of these Bylaws, for membership on the nominating and governance committee of the Board, including any transition rules that may apply. The nominating and governance committee shall establish, and the Board shall authorize and approve, a written nominating and governance committee charter in accordance with the rules of the principal exchange on which the Common Stock of the Corporation is traded, if any, as amended from time to time.

(e)    Unless the Board shall otherwise provide, a majority of the members of any committee may fix the time and place of the committee’s meetings and may determine its action. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 8 of this Bylaw. Any member of a committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of a committee need not state the business proposed to be transacted at the meeting. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any committee.

(f)    A majority of the members of a committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of a committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

ARTICLE IV

OFFICERS

Section 1.    General. The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents (who may be further classified as “Senior” or the like), a Secretary and a Treasurer, and may include a Chief Operating Officer, each of whom shall be elected by the Board. In addition to the officer positions enumerated above, the Board may appoint one or more subordinate officers, including Assistant Secretaries, Assistant Treasurers and such other assistant officers and other subordinate officers as it may deem necessary or desirable. The Board of Directors may delegate to the Chief Executive Officer the power to appoint and to remove any one or more of such subordinate officers pursuant to a resolution which may be general or specific. Any two or more offices may be held by the same person except that the offices of President and Secretary shall not be held by the same person.

Section 2.    Election and Term of Office. The officers of the Corporation to be elected by the Board shall be elected annually by the Board at the first meeting of the Board held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board. Each officer shall hold office until his or her successor shall have been duly elected and qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights.
Section 3.    Other Officers. The Board may appoint such officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Board may delegate to the Chief Executive Officer of the Corporation the power to choose such other subordinate officers and to prescribe their respective duties and powers.

Section 4.    Removal. Any officer or agent elected or appointed by the Board may be removed at any time with or without cause by the affirmative vote of a majority of the Board. Any subordinate officer or agent elected or appointed by the Chief Executive Officer may be removed by the Chief Executive Officer (or his or her successor) at any time with or without cause. Any such removal, whether by the Board or by the Chief Executive Officer, shall be without prejudice to the contract rights, if any, of the person so removed.

Section 5.    Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board for the unexpired portion of the term. A vacancy in any subordinate officer appointed by the Chief Executive Officer because of death, resignation, or removal may be filled by the Chief Executive Officer.

Section 6.    The Chief Executive Officer. The Board may elect a Chief Executive Officer who, in the event of such election, shall be the principal executive officer of the Corporation and, subject to the general powers of the Board, shall in general supervise and control all of the business and affairs of the Corporation. He or she may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed, and, shall in general perform all duties incident to the office of the Chief Executive Officer and such other duties as may be prescribed by the Bylaws or by the Board from time to time.

Section 7.    The Chief Operating Officer. The Board may elect a Chief Operating Officer who shall perform such duties as may be assigned to him or her by the Chief Executive Officer or by the Board or prescribed by the Bylaws.

Section 8.    The President. If the offices of President and Chief Executive Officer are not held by the same person, then in the absence of the Chief Executive Officer, the President shall be the principal executive officer of the Corporation and, subject to the general powers of the Board, shall in general supervise and control all of the business and affairs of the Corporation to the same extent as that permitted by the Chief Executive Officer under Section 6 of this Article IV.

Section 9.    The Secretary. The Secretary shall: (a) unless otherwise directed by the Board, attend all meetings of the Board and all meetings of the shareholders and keep the minutes of the shareholders' and of the Board meetings in one or more books provided for that purpose, and shall perform like duties for the standing committees when required; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) have general charge of the stock transfer books of the Corporation unless such register is maintained by the transfer agent or registrar of the corporation;(f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board; and (g) have custody of the corporate seal of the Corporation, if any, and have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature. The Board may give general authority to any other officer to affix the seal of the Corporation, if any, and to attest the affixing by his or her signature.

Section 10.    The Treasurer. If required by the Board, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board shall determine. He or she shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws; (b) disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements; (c) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; (d) render to the Chief Executive Officer, the President and the Board, at its regular meetings, or when the Board so requires, an account of his or her transactions as Treasurer and the financial condition of Corporation; and (e) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the President or by the Board.

Section 11.    Vice President(s). The Board may elect one or more Vice Presidents, including a Senior Vice President, who shall perform such duties as may be assigned to him or her by the Chief Executive Officer or by the Board or prescribed by the Bylaws.

Section 12.    Other Assistants and Acting Officers. The Board shall have the power to appoint any person to act as assistant to any officer, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer so appointed by the Board shall have the power to perform all the duties of the office to which he or she is so appointed to be assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board. The Board may delegate to the Chief Executive Officer the power to choose such other assistant officers and, with respect to the officers that the Chief Executive Officer is entitled to appoint, acting officers and to prescribe their respective duties and powers.

Section 13.    Salaries. The salaries of the officers shall be fixed from time to time by, or in the manner provided by, the Board, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.

ARTICLE V

WRITTEN INSTRUMENTS, LOANS AND DEPOSITS

Section 1.    Written Instruments. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.
Section 2.    Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

Section 3.    Checks, Drafts, etc. All checks, drafts, other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or offices, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board.

Section 4.    Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board, or officers to whom the Board has delegated such authority, may select.

ARTICLE VI

CAPITAL STOCK

    Section 1.    Certificates for Shares. Every holder of shares of the Corporation shall be entitled to have a certificate representing shares of the Corporation. Subject to the provisions of the Act, certificates representing shares of the Corporation shall be in such form as may be determined by the Board. Such certificates shall be signed by the Chief Executive Officer, President or a Vice President and the Secretary or an Assistant Secretary of the Corporation and shall be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the Chief Executive Officer, President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles. If the certificate is countersigned by a transfer agent, or registered by a registrar, the signatures of the person signing for such transfer agent or registrar also may be facsimiles. In case any officer or other authorized person who has signed or whose facsimile signature has been placed upon such certificate for the Corporation shall have ceased to be such officer or employee or agent before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer or employee or agent at the date of its issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board may prescribe.

    Section 2.     Shares Without Certificates. Unless the Restated Articles provide otherwise, the Board may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the Corporation. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required by the Act to be included on certificates. A record shall be kept by the Secretary, or other transfer agent designated by the Board of the names and addresses of all holders of uncertificated shares and the number and class of shares held by each. Notwithstanding this Section, upon request every holder of uncertificated shares of the Corporation shall be entitled to receive certificates in the form specified by these Bylaws representing the number of shares held by such holder which are requested to be registered in certificate form. Subject to the provisions of the Act, the rights and obligations of shareholders are identical whether or not their shares are represented by certificates.

    Section 3.    Transfers of Shares. Transfers of shares of the Corporation shall be made only on the books of the Corporation upon surrender of the certificates for certificated shares or upon a transfer instruction initiated by an appropriate person for uncertificated shares, for the shares sought to be transferred by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation. Except as otherwise provided by law, the person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

    Section 4.    Registered Shareholder. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

    Section 5.    Stock Regulations. The Board shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Iowa as they may deem expedient concerning the issue, transfer, and registration of certificates representing shares of the Corporation.

    Section 6.    Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than seventy (70) days before the date of such meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a meeting of the shareholders is effective and shall apply to any adjournment of the meeting, unless the Board fixes a new record date for the adjourned meeting, which it shall do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

Section 7.    Transfer Agents and Registrars. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more registrars.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Corporation shall begin on the 1st day of May and end on the 30th day of April in each year.

ARTICLE VIII

DIVIDENDS

The Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by the Restated Articles and the Act.

ARTICLE IX

SEAL

The Corporation shall have a corporate seal which shall be in the form of a circle and which shall have inscribed thereon the name of the Corporation and the words Corporate Seal, Iowa.

ARTICLE X

DIRECTORS' CONTRACTS

Section 1.    Transactions Concerning Directors. No contract or other transaction between the Corporation and any other corporation shall be affected or invalidated by the fact that any one or more of the Directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporation, and any Director or Directors, individually or jointly, may be a party or parties to or may be interested in any contract or transaction of this Corporation or in which this Corporation is interested; and no contract, act or transaction of this Corporation with any person or persons, firm or association, shall be affected or invalidated by the fact that any Director or Directors of this Corporation is a party, or are parties to, or interested in, such contract, act, or transaction, or in any way connected with such person or persons, firm or association. Each and every person who may become a Director of this Corporation is hereby relieved from any liability that might otherwise exist from contracting with the Corporation for the benefit of himself or herself or any firm or corporation in which he or she may be in any way interested.

ARTICLE XI

VOTING OF SHARES OWNED BY CORPORATION

Subject always to the specific directions of the Board, any share or shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted at any shareholder's meeting of such other corporation by the Chief Executive Officer or President of the Corporation if he or she be present, or in his or her absence by the Vice President of the Corporation who may be present. Whenever, in the judgment of the Chief Executive Officer or President, or in his or her absence, of the Vice President, it is desirable for the Corporation to execute a proxy or give a shareholders' consent in respect to any share or shares of stock issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the Chief Executive Officer or President, or in his or her

absence the Vice President of the Corporation and shall be attested by the Secretary of the Corporation without necessity of any authorization by the Board. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares of stock issued by such other corporation and owned by the Corporation the same as such share or shares might be voted by the Corporation.

ARTICLE XII

WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or Director of the Corporation under the provisions of the Restated Articles, these Bylaws or the Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XIII

AMENDMENTS

These Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, at any regular or special meeting of the Board of the Corporation by a majority vote of the Directors present at the meeting.

    * * * *

The foregoing are the Seventh Amended and Restated Bylaws of Casey's General Stores, Inc., duly amended and restated by the Board of Directors of said Corporation on March 2, 2023. All Bylaws previously in effect are superseded by these Seventh Amended and Restated Bylaws.

CASEY'S GENERAL STORES, INC.

By:    /s/ Scott Faber
Scott Faber
Corporate Secretary